UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020 (December 18, 2020)

IDEANOMICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	IDEX	The NASDAQ Stock Market

Item 1.02	Termination of a Material Definitive Agreement

The Company entered into a Payoff Letter Agreement (“the Payoff Letter”) with Advantech Capital Investment II Ltd. (“Advantech”), dated December 18, 2020, pursuant to which the Company repaid in full all remaining obligations under (i) the Amended and Restated Convertible Note Purchase Agreement (the “Purchase Agreement”), dated June 28, 2018, by and between the Company and (i) the Convertible Bond (the “Bond” and together with the Purchase Agreement, the ‘Debt Instruments”) issued by the Company for the benefit of Advantech in connection with the Purchase Agreement. The aggregate outstanding principal and interest due under the Bond was $14,503,943 (“Payoff Amount”) and the Payoff Amount has now been paid off by the Company and all obligations under the Debt Instruments are now terminated.

The foregoing description of the Payoff Letter is qualified in its entirety by reference to the full text of the Payoff Letter, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Payoff Letter Agreement between the Company and Advantech Capital Investment II Ltd. for the $12,000,000 Note, June 28, 2018, issued by the Company to Advantech Capital Investment II Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: December 22, 2020	By:	/s/ Alfred Poor
	Name:	Alfred Poor
	Title:	Chief Executive Officer